UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): May 24, 2010 (May 23, 2010)

Gentiva Health Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15669	36-4335801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3350 Riverwood Parkway, Suite 1400 Atlanta, Georgia	30339-3314
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 951-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 23, 2010, Gentiva Health Services, Inc., a Delaware corporation (“Gentiva”), GTO Acquisition Corp., a Delaware corporation wholly-owned by Gentiva (“Merger Sub”), and Odyssey HealthCare, Inc., a Delaware corporation (“Odyssey”), entered into an Agreement and Plan of Merger (the “Plan of Merger”).

Upon the terms and subject to the conditions set forth in the Plan of Merger, Merger Sub will merge with and into Odyssey with Odyssey continuing as the surviving corporation and as a subsidiary wholly-owned by Gentiva (the “Merger”). Upon consummation of the Merger, each issued and outstanding share of Odyssey common stock will be exchanged for the right to receive $27.00 in cash, without interest.

Consummation of the Merger is subject to customary conditions, including adoption of the Plan of Merger by Odyssey’s stockholders, the absence of legal restraints and the receipt of requisite antitrust approval. Each party’s obligation to consummate the Merger is also subject to the accuracy of the representations and warranties of the other party (subject to certain exceptions) and the performance in all material respects of the other party’s covenants under the Plan of Merger. Consummation of the Merger is not subject to a financing condition.

The Plan of Merger requires that each party use its reasonable best efforts to obtain governmental approvals, including antitrust approval.

The Plan of Merger contains certain termination rights for both Gentiva, on the one hand, and Odyssey, on the other hand. The Plan of Merger provides that, upon termination under specified circumstances, Odyssey would be required to pay Gentiva a termination fee of either $24.1 million or $28.9 million.

The foregoing description of the Plan of Merger is only a summary and is qualified in its entirety by reference to the full text of the Plan of Merger, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Plan of Merger is filed with this Current Report on Form 8-K to provide security holders with information regarding its terms. It is not intended to provide any other factual information about Gentiva or Odyssey. The representations, warranties and covenants contained in the Plan of Merger were made solely for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Plan of Merger, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Plan of Merger instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to security holders. Security holders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Gentiva or Odyssey. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Plan of Merger, which subsequent information may or may not be fully reflected in Gentiva’s or Odyssey’s public disclosures.

On May 23, 2010, Gentiva entered into a financing commitment letter (the “Commitment Letter”) with Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities

LLC, Barclays Bank PLC, Barclays Capital, the investment banking division of Barclays Bank PLC, General Electric Capital Corporation, GE Capital Markets, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc. (collectively, the “Commitment Parties”), pursuant to which the Commitment Parties have agreed, subject to the terms and conditions contained in the Commitment Letter, to provide and/or arrange for (a) $925.0 million in senior secured credit facilities for Gentiva, comprising term loan facilities aggregating $800.0 million and a revolving credit facility of $125.0 million; and (b) $305.0 million in gross proceeds from the issuance and sale by Gentiva of senior unsecured notes or, if and to the extent that less than $305 million in aggregate principal amount of such notes are issued and sold on or prior to the consummation of the Merger, $305.0 million of senior unsecured loans under a bridge facility.

The foregoing description of the Commitment Letter is only a summary and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Additional Information and Where to Find It

Odyssey intends to file with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and a definitive proxy statement and other relevant materials in connection with the Merger. The definitive proxy statement will be sent or given to the stockholders of Odyssey. Before making any voting or investment decision with respect to the Merger, investors and stockholders of Odyssey are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the Merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Odyssey with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from Odyssey by directing a request to Odyssey’s Investor Relations Department at toll free phone number 888-922-9711, email address InvestorRelations@odsyhealth.com or through the Odyssey Web site www.odsyhealth.com under “Investor Relations—InfoRequest”.

Participants in the Solicitation

Odyssey and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Odyssey stockholders in connection with the Merger. Information about Odyssey’s directors and executive officers is set forth in Odyssey’s proxy statement on Schedule 14A filed with the SEC on April 5, 2010 and Odyssey’s Annual Report on Form 10-K filed on March 10, 2010. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger will be included in the proxy statement that Odyssey intends to file with the SEC.

ITEM 7.01	Regulation FD Disclosure

On May 24, 2010, Gentiva issued a press release announcing the Plan of Merger. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01.

The information contained in this Item 7.01 to this Current Report on Form 8-K, including Exhibit 99.2, shall not be deemed “filed” with the SEC nor incorporated by reference in any registration statement filed by the Company under the Securities Act of 1933, as amended.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 23, 2010, among Gentiva Health Services, Inc., GTO Acquisition Corp. and Odyssey HealthCare, Inc. (1)

99.1	Financing Commitment Letter, dated May 23, 2010, among Gentiva Health Services, Inc., Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital, General Electric Capital Corporation, GE Capital Markets, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

99.2	Press Release, dated May 24, 2010

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Gentiva will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTIVA HEALTH SERVICES, INC.

Date: May 24, 2010	By:	/S/ JOHN N. CAMPERLENGO
John N. Camperlengo
Senior Vice President, General Counsel
Chief Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 23, 2010, among Gentiva Health Services, Inc., GTO Acquisition Corp. and Odyssey HealthCare, Inc. (1)

99.1	Financing Commitment Letter, dated May 23, 2010, among Gentiva Health Services, Inc., Bank of America, N.A., Banc of America Bridge LLC, Banc of America Securities LLC, Barclays Bank PLC, Barclays Capital, General Electric Capital Corporation, GE Capital Markets, Inc., SunTrust Bank and SunTrust Robinson Humphrey, Inc.

99.2	Press Release, dated May 24, 2010

(1)	The exhibits to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Gentiva will furnish copies of any such schedules and exhibits to the U.S. Securities and Exchange Commission upon request.